EXHIBIT A

                              STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT (this "Agreement"), dated as of May 7, 1998, among Daimler-Benz Aktiengesellschaft, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Daimler"), Chrysler Corporation, a Delaware corporation ("Chrysler"), Tracinda Corporation, a Nevada corporation ("Tracinda"), and Kirk Kerkorian (together with Tracinda, the "Stockholder").

     WHEREAS, Chrysler, Daimler and Oppenheim Aktiengesellschaft, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Newco"), are entering into a Business Combination Agreement pursuant to which, among other things, following receipt of the requisite approval of the Daimler and Chrysler stockholders and satisfaction of certain other conditions (i) Newco will exchange one Newco Ordinary Share (or one Newco American Depositary Share) for each outstanding Daimler Ordinary Share (or Daimler American Depositary Share) tendered pursuant to an Exchange Offer being made to all holders of Daimle9 Ordinary Shares (and Daimler American Depositary Shares) by Newco (the "Exchange Offer"), (ii) simultaneously with the closing of the Exchange Offer Newco will acquire Chrysler in a merger transaction and the Chrysler stockholders will receive Newco American Depositary Shares in exchange for their shares of common stock, par value $1.00 per share, of Chrysler (the "Chrysler Common Stock"), and (iii) following the Exchange Offer, Daimler will merge into Newco and each remaining outstanding Daimler Ordinary Share and Daimler American Depositary Share will be converted into a Newco Ordinary Share or Newco American Depositary Share, as the case may be;

     WHEREAS, as a condition to the willingness of Daimler to enter into the Business Combination Agreement, and as an inducement to it to do so, the Stockholder has agreed for the benefit of Daimler as set forth in this Agreement;

     WHEREAS, the transactions contemplated by the Business Combination Agreement are subject to certain conditions, including the approval and adoption of the Business Combination Agreement by the holders of a majority of all of the outstanding shares of Chrysler Common Stock;

     WHEREAS, the Stockholder is, as of the date hereof, the beneficial owner of
the  number  of  shares  of  Chrysler   Common  Stock  set  forth  opposite  the
Stockholder's name on Schedule A hereto.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                          COVENANTS OF THE STOCKHOLDER

          Section 1.1 Agreement to Vote. At the meeting of the stockholders of Chrysler and at any subsequent stockholder meeting called in connection with the Business Combination Agreement and the transactions contemplated thereby, however called, or in connection with any written consent of the stockholders of Chrysler given with respect to the transactions contemplated by the Business Combination Agreement, the Stockholder shall vote all of the shares of Chrysler Common Stock beneficially owned by such Stockholder in favor of the Business Combination Agreement and each of the transactions contemplated thereby and any actions required in furtherance hereof and thereof, in each case as recommended by Chrysler's Board of Directors so long as the Business Combination Agreement is not amended in a manner that would adversely affect the form or amount of the merger consideration or otherwise adversely affect the Stockholder. Notwithstanding the foregoing, the Stockholder shall remain free to vote the shares of Chrysler Common Stock with respect to any matter not covered by the preceding sentence in any manner it deems appropriate, subject in all cases to its existing contractual arrangements with Chrysler. Prior to the date on which the Business Combination Agreement is terminated in accordance with its terms or, if earlier, the date the transactions contemplated by the Business Combination Agreement are consummated, the Stockholder agrees not to enter, directly or indirectly, into any agreement, arrangement or understanding with any person to vote, grant any proxy or give instructions with respect to the voting of the shares of Chrysler Common Stock in any manner inconsistent with the first sentence of this Section 1.1.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDER

     The Stockholder represents and warrants to Daimler that:

          Section 2.1 Ownership. Such Stockholder is, as of the date hereof, the beneficial owner of the number of shares of Chrysler Common Stock set forth opposite such Stockholder's name on Schedule A hereto; such Stockholder has the sole right to vote such shares of Chrysler Common Stock; and there are no restrictions on the right of disposition by the Stockholder of, or other encumbrances pertaining to, such shares of Chrysler Common Stock, other than as provided in the Standstill Agreement or as provided in the First Amended and Restated Credit Agreement dated October 30, 1996, with Bank of America, National Trust and Savings Association, as Agent (the "Credit Agreement"). None of such shares of Chrysler Common Stock beneficially owned by the Stockholder are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or disposition of such Stockholder's shares of Chrysler Common Stock, other than the Standstill Agreement and the Credit Agreement.

          Section 2.2 Authority and Non-Contravention. Such Stockholder has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Stockholder. Such actions by such Stockholder (a) require no action by or in respect of, or filing with, any governmental entity with respect to such Stockholder, other than required filings under the Securities Exchange Act of 1934, if any, and (b) do not and will not violate or contravene any provision of applicable law or any regulation, judgment, injunction, order or decree binding on such Stockholder or result in the imposition of any encumbrance on any asset of such Stockholder (other than as provided in this Agreement with respect to such shares of Chrysler Common Stock or as provided in the Credit Agreement).

          Section 2.3 Binding Effect. This Agreement has been duly and validly executed and delivered by the Stockholder and is a valid and binding agreement of the Stockholder in accordance with its terms.

          Section 2.4 Total Shares. The shares of Chrysler Common Stock set forth opposite the Stockholder's name on Schedule A hereto are the only shares of capital stock of Chrysler beneficially owned, as of the date hereof, by the Stockholder.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                   OF DAIMLER

     Daimler represents and warrants to the Stockholder that:

          Section 3.1 Corporate Power and Authority. Daimler has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Daimler of this Agreement and the consummation by Daimler of the transactions contemplated hereby have been duly authorized by the Management Board (Vorstand) of Daimler.

          Section 3.2 Binding Effect. This Agreement has been duly and validly executed and delivered by Daimler and is a valid and binding agreement of Daimler, enforceable against Daimler in accordance with its terms.


                                   ARTICLE IV

                                  MISCELLANEOUS

          Section 4.1 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expenses.

          Section 4.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except pursuant to a written agreement executed by each of the parties hereto.

          Section 4.3 Entire Agreement. This Agreement, the Standstill Agreement and the other agreements executed and delivered by any of the parties hereto and the Stockholder in connection herewith constitute the entire agreement between the Stockholder and such other parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the Stockholder and such other parties with respect to the subject matter hereof.

          Section 4.4 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deem given if delivered personally, telecopied (if telecopy confirmation is received) or sent by overnight courier (if proof of delivery is provided) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to the Stockholder:

          Tracinda Corporation
          4835 Koval Lane
          Las Vegas, Nevada  89109
          Facsimile:  702-737-1177
          Attention:  Secretary

     If to Daimler:

          Daimler-Benz Aktiengesellschaft
          70546 Stuttgart, Germany
          Facsimile:  011-49-711-17-94452
          Attention:  Dr. Siegfried Schwung,
                      Associate General Counsel

     If to Chrysler:

          Chrysler Corporation
          1000 Chrysler Drive
          Auburn Hills, Michigan  48326-2766
          Facsimile:  248-512-1772
          Attention:  General Counsel

          Section 4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

          Section 4.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

          Section 4.7 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of or relates to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, including, without limitation, a motion to dismiss on the grounds of forum non conveniens, (c) agrees that it will not bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court, and (d) agrees to waive any right to a trial by jury with respect to any claim, counterclaim or action arising out of or in connection with this Agreement or the transactions contemplated hereby.

          Section 4.8 Enforcement. The parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

          IN WITNESS WHEREOF, Daimler, Chrysler, Tracinda and Kirk Kerkorian have caused this Agreement to be duly executed as of the day and year first above written.

                              DAIMLER-BENZ AKTIENGESELLSCHAFT


                              By: /s/ Juergen E. Schrempp
                                 -------------------------------------
                                 Name:  Juergen E. Schrempp
                                 Title: Chairman of the Board of
                                        Management



                              By: /s/ Eckhard Cordes
                                 -------------------------------------
                                 Name:  Eckhard Cordes
                                 Title: Member of the Board of
                                        Management


                              CHRYSLER CORPORATION



                              By: /s/ Gary C. Valade
                                 -------------------------------------
                                 Name:  Gary C. Valade
                                 Title: Executive Vice President and
                                        Chief Financial Officer


                              TRACINDA CORPORATION



                              By: /s/ Anthony L. Mandekic
                                 -------------------------------------
                                 Name:  Anthony L. Mandekic
                                 Title: Secretary/ Treasurer


                                   /s/ Kirk Kerkorian
                                 ---------------------------------------
                                 Kirk Kerkorian




                                   SCHEDULE A
                                   ----------


               Name                        Number of Shares Beneficially Owned
          --------------------------------------------------------------------


          Tracinda Corporation

          Kirk Kerkorian